EXHIBIT 10.17

SUMMARY OF DIRECTOR FEES

Compensation paid to nonemployee directors

Annual retainer: $50,000 Annual restricted stock award: $75,000

Annual stock option grant: $35,000

Compensation for attendance at Committee meetings (in person or by phone)

Audit Committee: $1,250

Compensation Committee: $1,000

Nominating and Governance Committee: $1,000

Additional Compensation for Board and Committee Chairpersons

Nonemployee chairperson of the Board:

Annual Retainer: $35,000

Annual restricted stock award: $30,000

Annual stock option grant: $15,000

Audit Committee (if not Board chairperson): $10,000

Compensation Committee (if not Board chairperson) $10,000

Nominating and Governance Committee (if not Board chairperson): $7,500

Upon a nonemployee director’s initial election or appointment to the Board on a date other than the date of an annual meeting of stockholders, each such nonemployee director shall automatically be granted a prorated annual option grant and restricted stock award, based on the number of full calendar months between the date of initial election or appointment and the date of the first anniversary of the then last annual meeting of stockholders.

Directors shall be paid cash compensation on a quarterly basis. Directors will also be reimbursed for reasonable Coinstar-related travel expenses.